UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 18, 2018

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) relating to the entry by Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex,” or “the Company”), into an amended and restated credit agreement is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report relating to the termination of Quanex’s prior senior secured credit facilities dated July 29, 2016, is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Debt Arrangements

On October 18, 2018, Quanex entered into an Amended and Restated Credit Agreement among Quanex; the lenders party thereto (the “Lenders”); and Wells Fargo Bank, National Association (“Wells Fargo”), as agent (in such capacity, the “Agent”) for the Lenders (the “Credit Agreement”), for the purpose of establishing a $325 million revolving credit facility (the “New Credit Facility”).

The New Credit Facility is secured, in whole or in part, by substantially all of the non-real estate property and assets of Quanex and its domestic subsidiaries and by 65% of the voting equity interests in Quanex’s first tier foreign subsidiaries, and is guaranteed, in whole or in part, by substantially all of the Company’s domestic subsidiaries.

Initial total borrowings of $205 million under the New Credit Facility were used to (a) refinance certain existing indebtedness of Quanex and its subsidiaries (the “Refinancing”), and (b) make payment of fees, commissions, and expenses in connection with the Refinancing and the Company’s entry into the New Credit Facility.

Payoff and Termination of Prior Debt Arrangement

On October 18, 2018, in connection with its entry into the New Credit Facility, Quanex terminated its existing $450 million credit facility comprising a $150 million Term Loan A and revolving credit facility of up to an aggregate principal amount of $300 million among Quanex; the lenders party thereto; and Wells Fargo as agent for the lenders thereunder (the “Prior Credit Facility”). As a result of this termination, Quanex and its subsidiaries have no further obligations under the Prior Credit Facility. The termination of the Prior Credit Facility and the payment or refinancing of any and all outstanding amounts due thereunder were conditions precedent to the closing of the New Credit Facility. In connection with the termination of the Prior Credit Agreements, Quanex repaid a total of $214,994,224.42.

Credit Agreement

The Credit Agreement evidencing the New Credit Facility is a five-year revolving credit facility of up to an aggregate principal amount of $325 million. Pursuant to the Credit Agreement, among other things:

(a)	there is a sublimit up to $20 million for letters of credit;

(b)	there is a sublimit up to $15 million for swingline loans;

(c)

customary base rate and LIBOR rate interest options are available, in each case, plus applicable margins set at various pricing levels, with a range of from 25 bps to 100 bps for loans priced at the base rate and 125 bps to 200 bps for loans priced at the LIBOR rate;

(d)

there are customary representations and warranties, affirmative covenants, negative covenants, and provisions governing an event of default (including acceleration of payment in connection with Quanex’s failure to pay all or any portion of any obligations, principal, or any amount payable under a letter of credit);

(e)

there are financial covenants requiring Quanex to maintain (a) a consolidated leverage ratio not exceeding 3.25 to 1.00 (with the maximum ratio amount subject to an optional 0.25x increase for four quarters following the consummation of a permitted acquisition) ; and (b) a minimum interest coverage ratio of at least 2.25 to 1.00. Each of the covenants are measured as of the last day of each fiscal quarter;

(f)

there are mandatory prepayment provisions customary for revolving credit facilities, and subject to certain conditions, customary optional prepayment provisions available without premium or penalty; and

(g)

with certain limited exceptions, subsequently acquired or formed direct and indirect domestic subsidiaries will be required to join in the New Credit Facility as guarantors and pledge substantially all of their non-real estate assets to secure all or a specified portion of the New Credit Facility obligations.

The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by those contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the Credit Agreement or any of their respective stockholders, subsidiaries, or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date the Credit Agreement is entered into, which subsequent information may or may not be fully reflected in the public disclosures of Quanex.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 18, 2018, Quanex issued a press release announcing the Refinancing (the “Press Release”). The full text of the Press Release is attached as Exhibit 99.1 to this Current Report.

The information in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless Quanex expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing. The furnishing of the Press Release is not intended to, and does not, constitute a determination or admission by Quanex that any information contained therein is material or complete, or that investors should consider the Press Release before making an investment decision with respect to Quanex’s securities.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits.

10.1	Form of Amended and Restated Credit Agreement, dated as of October 18, 2018, by and among Quanex Building Products Corporation, the lenders party thereto; and Wells Fargo Bank, National Association, as Agent

99.1	Press Release dated October 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

October 18, 2018	/S/ BRENT L. KORB
(Date)	Brent L. Korb
Senior Vice President-Finance & Chief Financial Officer